Exhibit 99

Investor Contact:	Media Contact:
Richard E. Fish Chief Financial Officer 256-382-3827 richard.fish@deltacom.com	Lee A. Kimball Vice President, Marketing 919-863-7149 lee.kimball@deltacom.com

FOR IMMEDIATE RELEASE

ITC^DELTACOM REPORTS 2006 FIRST QUARTER RESULTS

Increases in Facilities-Based Voice Line Count, Low Customer Churn and

Improved Sequential EBITDA Highlight 2006 First Quarter Results

Huntsville, Ala.—(May 11, 2006)—ITC^DeltaCom, Inc. (NASDAQ/NMS: ITCD), a leading provider of integrated communications services to customers in the southeastern United States, today reported its operating and financial results for the quarter ended March 31, 2006.

For the quarter ended March 31, 2006, ITC^DeltaCom reported total operating revenues of $119.9 million, a net loss of $14.9 million, and net earnings before interest, taxes, depreciation and amortization (EBITDA)* of $11.9 million.

“We’re encouraged by the progress we’ve made during the first quarter of 2006. The significant growth in our core, facilities-based voice lines is a result of our focus on providing customers excellent value for their business communication needs and our emphasis on new customer acquisition activities” said Randall E. Curran, ITC^DeltaCom’s Chief Executive Officer. “We look forward to making continued progress in 2006.”

“Although we continued to experience declines in our long distance revenues, ITC^DeltaCom showed strong sequential EBITDA growth in the first quarter of 2006 based on new customer adds and customer retention efforts as well as our focus on improving operations,” said Richard E. Fish, Executive Vice President and Chief Financial Officer.

Among its operating highlights for the first quarter, ITC^DeltaCom:

•	Demonstrated strong quarter-over-quarter growth in its core, facilities-based voice lines which resulted in a 19.2% annualized increase in such lines from December 31, 2005 to March 31, 2006;

•	Increased its core, facilities-based voice lines as a percentage of total retail business lines from 68.1% for the fourth quarter of 2005 to 69.9% for the first quarter of 2006;

*	EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States. For a quantitative reconciliation of the differences between EBITDA and net loss, as net loss is calculated in accordance with generally accepted accounting principles, see the accompanying table captioned “EBITDA Reconciliation.”

•	Maintained low levels of monthly churn in its core, facilities-based voice lines at 1.2% per month as of March 31, 2006 through continued customer care efforts;

•	Introduced its MPLS (Multi-Protocol Label Switching) service offering which provides performance and traffic management across its existing Frame, ATM and Private IP network and affords maximum flexibility for businesses with varying connection speeds and access types;

•	Reduced its level of costs of services and equipment, excluding depreciation and amortization from $70.8 million for the first quarter of 2005 to $62.3 million for the first quarter of 2006;

•	Reduced its level of total selling, general and administrative (SG&A) expenditures from $51.7 million for the first quarter of 2005 to $45.7 million for the first quarter of 2006;

•	Increased its sequential EBITDA* from $7.2 million (excluding a $12.8 million asset impairment charge) for the fourth quarter of 2005 to $11.9 million for the first quarter of 2006.

Additional information about ITC^DeltaCom’s business and operating results is contained in the Company’s Quarterly Report on Form 10-Q for quarterly period ended March 31, 2006 filed with the Securities and Exchange Commission.

ABOUT ITC^DELTACOM

ITC^DeltaCom, headquartered in Huntsville, Alabama, provides, through its operating subsidiaries, integrated telecommunications and technology services to businesses and consumers in the southeastern United States. ITC^DeltaCom has a fiber optic network spanning approximately 14,500 route miles, including more than 11,000 route miles of owned fiber, and offers a comprehensive suite of voice and data communications services, including local, long distance, broadband data communications, Internet connectivity, and customer premise equipment to end-user customers. ITC^DeltaCom is one of the largest competitive telecommunications providers in its primary eight-state region. ITC^DeltaCom has interconnection agreements with BellSouth, Verizon, SBC, CenturyTel and Sprint for resale and access to unbundled network elements and is a certified competitive local exchange carrier (CLEC) in Arkansas, Texas, Virginia and all nine BellSouth states. For more information about ITC^DeltaCom, visit ITC^DeltaCom’s Web site at http://www.itcdeltacom.com.

FORWARD-LOOKING STATEMENTS

Except for the historical and present factual information contained herein, this release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this release, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan” and similar expressions as they relate to ITC^DeltaCom, Inc. or its management are intended to identify these forward-looking statements. All statements by the Company regarding its expected financial position, revenues, liquidity, cash flow and other operating results, balance sheet improvement, business strategy, financing plans, forecasted trends related to the markets in which it operates, legal proceedings and similar matters are forward-looking statements. The Company’s actual results could be materially different from its expectations because of various risks. These risks, some of which are discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and in the Company’s subsequent SEC reports, include the Company’s dependence on new product development, rapid technological and market change, the Company’s dependence upon rights of way and other third-party agreements, debt service and other cash requirements, liquidity constraints and risks related to future growth and rapid expansion. Other important risk factors that could cause actual events or results to differ from those contained or implied in the forward-looking statements include, without limitation, customer attrition, delays or difficulties in deployment and implementation of colocation arrangements and facilities, appeals of or failures by third parties to comply with rulings of governmental entities, inability to meet installation schedules, general economic and business conditions, failure to maintain underlying service/vendor arrangements, competition, adverse changes in the regulatory or legislative environment, and various other factors beyond the Company’s control. ITC^DeltaCom disclaims any responsibility to update these forward-looking statements.

ITC^DeltaCom, Inc.

Financial Highlights

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2006	2005
OPERATING REVENUES:
Integrated communications services	$94,371	$109,532
Equipment sales and related services	4,576	5,614
Wholesale services	20,991	22,151

TOTAL OPERATING REVENUES	119,938	137,297

COSTS AND EXPENSES:
Cost of services and equipment, excluding depreciation and amortization	62,316	70,842
Selling, operations and administration	45,675	51,710
Depreciation and amortization	13,635	12,952
Restructuring and merger-related expenses	90	135

Total operating expenses	121,716	135,639

OPERATING INCOME (LOSS)	(1,778)	1,658

OTHER (EXPENSE) INCOME:
Interest expense, net of amounts capitalized	(13,729)	(6,073)
Interest income	646	116
Other income (expense)	1	202

Total other expense, net	(13,082)	(5,755)

LOSS BEFORE INCOME TAXES	(14,860)	(4,097)

INCOME TAX EXPENSE	—	—

NET LOSS	(14,860)	(4,097)
PREFERRED STOCK DIVIDENDS AND ACCRETION	(1,814)	(1,695)

NET LOSS APPLICABLE TO COMMON STOCKHOLDERS	$(16,674)	$(5,792)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.89)	$(0.32)

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	18,745,166	18,361,536

ITC^DeltaCom, Inc.

Quarterly Highlights

(Unaudited)

(In thousands)

	March 31, 2006	Dec. 31, 2005	Sept. 30, 2005	June 30, 2005	March 31, 2005
Integrated communications services revenues:
Long distance	$17,696	$18,028	$20,274	$20,915	$22,271
Business local, data and internet	76,675	76,734	78,183	81,347	82,000
Residential local	—	575	1,763	2,109	2,266
Colocation and managed services	—	—	2,318	3,192	2,995

Total integrated communications services revenues	94,371	95,337	102,538	107,563	109,532
Equipment sales and related services revenues	4,576	4,403	4,942	5,240	5,614
Wholesale services revenues:
Broadband transport	14,975	15,094	14,934	14,622	15,345
Local interconnection	2,139	2,099	2,311	2,718	2,592
Directory assistance and operator services	2,634	2,512	2,422	2,388	2,329
Other	1,243	1,052	1,342	1,587	1,885

Total wholesale services revenues	20,991	20,757	21,009	21,315	22,151

Total operating revenues	119,938	120,497	128,489	134,118	137,297

COSTS AND EXPENSES:
Cost of services and equipment, excluding depreciation and amortization	62,316	67,846	63,432	66,003	70,842
Selling, operations and administration	45,675	45,408	50,132	48,247	51,710
Depreciation and amortization	13,635	13,707	13,329	13,198	12,952
Restructuring and merger-related expenses	90	—	—	—	135
Asset impairment loss	—	12,773	600	—	—

Total operating expenses	121,716	139,734	127,493	127,448	135,639

OPERATING INCOME (LOSS)	$(1,778)	$(19,237)	$996	$6,670	$1,658

ITC^DeltaCom, Inc.

Quarterly Highlights (continued)

(Unaudited)

	March 31, 2006	Dec. 31, 2005	Sept. 30, 2005	June 30, 2005	March 31, 2005
Retail business lines in service:
UNE-T and UNE lines(1)	262,224	250,242	241,120	226,747	215,536
Increase from previous quarter	4.8%	3.8%	6.3%	5.2%	1.1%
Resale and UNEP lines(2)	112,681	116,978	125,229	141,720	159,580
(Decrease) from previous quarter	(3.7)%	(6.6)%	(11.6)%	(11.2)%	(5.9)%
Total	374,905	367,220	366,349	368,467	375,116
Wholesale lines in service(3)	62,974	62,606	61,272	65,067	72,220
Increase (decrease) from previous quarter	0.6%	2.2%	(5.8)%	(9.9)%	16.9%

Total business lines in service (4)	437,879	429,826	427,621	433,534	447,336
Lines in service/sold percentage
Integrated communications services	97%	97%	98%	98%	96%
Wholesale services(3)	99%	98%	99%	99%	94%
Number of employees(5)	1,925	1,950	2,005	1,963	1,908

(1)	Facilities-based service offering in which ITC^DeltaCom provides local transport through its owned and operated switching facilities.

(2)	Resale service offering in which ITC^DeltaCom provides local service through a leased switch port and loop from the local operating company.

(3)	Represents primary rate interface circuits provided as part of ITC^DeltaCom’s local interconnection services for Internet service providers.

(4)	Reported net of lines disconnected or canceled. Excludes lines in connection with ITC^DeltaCom’s residential Unbundled Network Element-Platform, or UNE-P offering.

(5)	Includes full-time and part-time employees.

ITC^DeltaCom, Inc.

Balance Sheet and Other Financial Highlights

(In thousands)

Balance Sheet Data (at period end):	March 31, 2006	Dec. 31, 2005
	(Unaudited)
Cash and cash equivalents (unrestricted)	$54,712	$69,360
Working capital	38,428	44,806
Total assets	431,839	456,758
Long-term liabilities	324,394	322,272
Convertible redeemable preferred stock	70,252	68,473
Stockholders’ deficit	(47,956)	(31,654)
Total liabilities and stockholders’ deficit	431,839	456,758

	Three Months Ended (Unaudited)
Other Financial Data:	March 31, 2006	Dec. 31, 2005	Sept. 30, 2005	June 30, 2005	March 31, 2005
Capital expenditures	$12,544	$9,294	$6,590	$4,995	$7,446
Cash flows (used in) provided by operating activities	(699)	4,328	(1,206)	12,352	12,975
Cash flows (used in) provided by investing activities	(12,935)	(9,737)	19,085	(5,760)	(10,011)
Cash flows (used in) provided by financing activities	(1,014)	(1,755)	24,722	(6,332)	14,100
EBITDA(1)(2)	11,858	(5,489)	16,678	15,788	14,812

Notes:

(1)	EBITDA represents net income (loss) before interest, taxes, depreciation and amortization. EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States. For information about management’s reasons for providing data with respect to EBITDA and the limitations associated with the use of EBITDA, and for a quantitative reconciliation of the differences between EBITDA and net loss, as net loss is calculated in accordance with generally accepted accounting principles, see the accompanying table captioned “EBITDA Reconciliation.”

ITC^DeltaCom, Inc.

Balance Sheet and Other Financial Highlights (continued)

(Unaudited)

(In thousands)

Notes: (continued)

(2)	For 2006 and 2005, EBITDA included the following items:

	Three Months Ended
Included in EBITDA:	March 31, 2006	Dec. 31, 2005	Sept. 30, 2005	June 30, 2005	March 31, 2005
Asset impairment loss	$—	$12,773	$600	$—	$—
Executive severance	—	—	—	569	3,531
Special consulting fees for restructuring operations	—	(76)	430	1,051	1,719
Restructuring and merger- related expenses	90	111	98	—	135
Debt issuance cost write-off	—	—	—	3,948	—
Loss on fixed asset disposals	—	—	983	477	—
Stock-based compensation	746	507	418	459	784
Hurricane Katrina impact	330	—	1,594	—	—

	$1,166	$13,315	$4,123	$6,504	$6,169

ITC^DELTACOM, INC.

EBITDA RECONCILIATION

(In thousands)

EBITDA represents net income (loss) before interest, taxes, depreciation and amortization. EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States. The following table presents EBITDA amounts for the years ended December 31, 2004 and 2005. The table also sets forth for these periods a quantitative reconciliation of the differences between EBITDA and net loss, as net loss is calculated in accordance with generally accepted accounting principles:

	Three Months Ended
	March 31, 2006	Dec. 31, 2005	Sept. 30, 2005	June 30, 2005	March 31, 2005
	(Unaudited)
Net loss	$(14,860)	$(32,029)	$(8,333)	$(6,390)	$(4,097)
Add back non-EBITDA items included in net loss:
Depreciation and amortization	13,635	13,708	13,329	13,198	12,952
Interest expense, net of interest income	13,083	12,832	11,682	8,980	5,957

EBITDA	$11,858	$(5,489)	$16,678	$15,788	$14,812

ITC^DeltaCom has included data with respect to EBITDA because its management evaluates and projects the performance of ITC^DeltaCom’s business using several measures, including EBITDA. Management considers EBITDA to be an important supplemental indicator of its operating performance, particularly as compared to the operating performance of its competitors, because this measure eliminates many differences among companies in financial, capitalization and tax structures, capital investment cycles and ages of related assets, as well as some recurring non-cash and non-operating supplemental information to investors regarding its operating performance and facilitates comparisons by investors between the operating performance of ITC^DeltaCom and the operating performance of ITC^DeltaCom’s competitors. ITC^DeltaCom’s management believes that consideration of EBITDA should be supplemental, because EBITDA has limitations as an analytical financial measure. These limitations include the following:

•	EBITDA does not reflect ITC^DeltaCom’s cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	EBITDA does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on ITC^DeltaCom’s indebtedness;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements;

•	EBITDA does not reflect the effect of earnings or charges resulting from matters ITC^DeltaCom’s management considers not to be indicative of its ongoing operations; and

•	not all of the companies in ITC^DeltaCom’s industry may calculate EBITDA in the same manner in which it calculates EBITDA, which limits its usefulness as a comparative measure.

ITC^DELTACOM, INC.

EBITDA RECONCILIATION (continued)

(In thousands)

ITC^DeltaCom’s management compensates for these limitations by relying primarily on its results under generally accepted accounting principles to evaluate its operating performance and by considering independently the economic effects of the foregoing items that are not reflected in EBITDA. As a result of these limitations, EBITDA should not be considered as an alternative to net income (loss), as calculated in accordance with generally accepted accounting principles, as a measure of operating performance, nor should it be considered as an alternative to cash flows, as calculated in accordance with generally accepted accounting principles, as a measure of liquidity.